Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-206411 on Form S-3 of our report dated February 26, 2018, relating to the consolidated financial statements and financial statement schedule of Lepercq Corporate Income Fund L.P., appearing in this Annual Report on Form 10-K of Lexington Realty Trust and Lepercq Corporate Income Fund L.P. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
New York, NY
February 26, 2018